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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

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[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          Dawson Geophysical Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        filing fee is calculated and state how it was determined):

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        paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
DAWSON GEOPHYSICAL COMPANY
508 West Wall, Suite 800
Midland, Texas 79701
915-684-3000


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held January 28, 2003



TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of Dawson Geophysical Company will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701 at 10:00 a.m. on January 28, 2003 for the following purposes:

     1. Electing Directors of the Company;

     2. Considering and voting upon a proposal to appoint KPMG LLP as independent public accountants of the Company for the fiscal year ending September 30, 2003; and

     3. Considering all other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on November 29, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

        DATED this 29th day of November, 2002.


                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          Paula G. Waldrop, Secretary





IMPORTANT

     Whether or not you expect to attend the meeting, you are urged to execute the accompanying proxy card, which requires no postage, and return it promptly. Any stockholder granting a proxy may revoke same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                           DAWSON GEOPHYSICAL COMPANY
                            508 WEST WALL, SUITE 800
                              MIDLAND, TEXAS 79701

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD TUESDAY, JANUARY 28, 2003

                              SOLICITATION OF PROXY

         The accompanying proxy is solicited on behalf of the Board of Directors of Dawson Geophysical Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 28, 2003, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about December 4, 2002.

         Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.

                               PURPOSE OF MEETING

         As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

            1.    Electing Directors of the Company;

            2. Considering and voting upon a proposal to appoint KPMG LLP as independent public accountants of the Company for the fiscal year ending September 30, 2003; and

            3. Considering all other matters as may properly come before the meeting.

                                  VOTING RIGHTS

         The voting securities of the Company consist solely of common stock, par value $0.33 1/3 per share ("Common Stock").

         The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on November 29, 2002, at which time the Company had outstanding and entitled to vote at the meeting 5,467,294 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

         Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

         The election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized.

         If the enclosed Proxy is properly executed and returned prior to the Annual Meeting, the shares represented thereby will be voted as specified therein. IF A SHAREHOLDER DOES NOT SPECIFY OTHERWISE ON THE RETURNED PROXY, THE SHARES REPRESENTED BY THE SHAREHOLDER'S PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS", FOR APPROVAL OF THE MINUTES OF THE 2002 ANNUAL MEETING OF SHAREHOLDERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

                              ELECTION OF DIRECTORS

         At the Annual Meeting to be held on January 28, 2003, nine persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors have announced that they are available for election to the Board of Directors. The Company's nominees for the nine directorships are:

                   Paul H. Brown                   Matthew P. Murphy
                   Calvin J. Clements              Howell W. Pardue
                   L. Decker Dawson                Tim C. Thompson
                   Gary M. Hoover                  C. Ray Tobias
                   Stephen C. Jumper

For information about each nominee, see "Directors and Executive Officers."



                        DIRECTORS AND EXECUTIVE OFFICERS

         The Board of Directors currently consists of four persons who are employees of the Company and five persons who are not employees of the Company (i.e., outside directors). Set forth below are the names, ages and positions of the Company's Directors and executive officers as of November 29, 2002.

               NAME               AGE                     POSITION
               ----               ---                     --------

         L. Decker Dawson          82        Chairman of the Board of Directors,
                                                  Chief Executive Officer

         Stephen C. Jumper         41            President, Chief Operating
                                                     Officer and Director

         Howell W. Pardue          66             Executive Vice President,
                                                          Director

         C. Ray Tobias             45             Executive Vice President,
                                                          Director

         Christina W. Hagan        47                  Vice President,
                                                   Chief Financial Officer

         Edward L. Huff            65                  Vice President

         Frank D. Brown            47                  Vice President

         K.S. Forsdick             51                  Vice President

         Paula G. Waldrop          45                    Secretary

         Paul H. Brown             71                     Director

         Calvin J. Clements        81                     Director

         Gary M. Hoover            62                     Director

         Matthew P. Murphy         72                     Director

         Tim C. Thompson           68                     Director

         The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified.

         Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors and executive officers.

         L. DECKER DAWSON. Mr. Dawson founded the Company in 1952. He served as President of the Company until being elected as Chairman of the Board of Directors and Chief Executive Officer in January, 2001. Prior thereto, Mr. Dawson was a geophysicist with Republic Exploration Company, a geophysical company. Mr. Dawson served as President of the Society of Exploration Geophysicists (1989-1990), received its Enterprise Award in 1997, and was awarded honorary membership in 2002. He was Chairman of the Board of Directors of the International Association of Geophysical Contractors (1981). He is an honorary life member of such association. He was inducted into the Permian Basin Petroleum Museum's Hall of Fame in 1997.

         STEPHEN C. JUMPER. Mr. Jumper, a geophysicist, joined the Company in 1985, was elected Vice President in September 1997, and President, Chief Operating Officer and Director in January, 2001. Prior to 1997, Mr. Jumper served the Company as manager of technical services with an emphasis on 3-D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President (1991), First Vice President (1992), and as President
(1993).

         HOWELL W. PARDUE. Mr. Pardue joined the Company in 1975 and has served in his present positions since that time. Prior thereto, Mr. Pardue was employed in data processing for 17 years by Geosource, Inc. and its predecessor geophysical company.

         C. RAY TOBIAS. Mr. Tobias joined the Company in 1990, and was elected Vice President in September 1997 and Executive Vice President and Director in January, 2001. Mr. Tobias supervises client relationships and survey cost quotations to clients. He is presently serving on the Board of Directors of the International Association of Geophysical Contractors and is Past President of the Permian Basin Geophysical Society. Prior to joining the Company, Mr. Tobias was employed by Geo-Search Corporation where he was an operations supervisor.

         CHRISTINA W. HAGAN. Ms. Hagan joined the Company in 1988, and was elected Chief Financial Officer and Vice President in 1997. Prior thereto, Ms. Hagan served the Company as Controller and Treasurer. Ms. Hagan is a certified public accountant.

         EDWARD L. HUFF. Mr. Huff joined the Company in 1956, and was elected Vice President in September 1997. Prior thereto, Mr. Huff served as instrument operator, crew manager and field supervisor. He has managed the Company's field operations since 1987.

         FRANK D. BROWN. Mr. Brown, a geophysicist, joined the Company in 1988 and was elected Vice President in January, 2001. Mr. Brown is responsible for client relationships and submitting survey cost quotations as well as providing survey design services to clients. He is a past President of the Permian Basin Geophysical Society and a member of the Society of Exploration Geophysicists Continuing Education Committee. Prior to joining the Company, Mr. Brown was employed by Permian Exploration Corporation as a geophysicist responsible for acquisition and interpretation projects.

         K.S. FORSDICK. Mr. Forsdick joined the Company in 1993 and was elected Vice President in January, 2001. Mr. Forsdick is responsible for soliciting, designing and bidding seismic surveys for prospective clients. Prior to joining the Company, Mr. Forsdick was employed by Grant Geophysical Company and Western Geophysical Company and was responsible for marketing and managing land and marine seismic surveys for domestic and international operations. He presently serves on the Governmental Affairs Committee of the International Association of Geophysical Contractors.

         PAULA G. WALDROP. Ms. Waldrop joined the Company in 1981 and has served in her present position since 1989. Ms. Waldrop supervises administrative operations of the Company.

         PAUL H. BROWN. Mr. Brown has served the Company as a director since September 1999. Mr. Brown, a management consultant since May 1998, was President and Chief Executive Officer at WEDGE Energy Group, Inc. from January 1985 to May 1998.

         CALVIN J. CLEMENTS. Mr. Clements has served the Company as a director since 1972. Prior thereto and until his retirement in 1987, Mr. Clements was employed by the Company as vice president of the data acquisition operations.

         GARY M. HOOVER. Mr. Hoover was appointed to serve the Company as a director in December, 2002. Mr. Hoover, prior to retirement in October, 2002, was Senior Principal Geophysicist with Phillips Petroleum Company. His responsibilities for the previous ten years with Phillips included geophysical research manager, geoscience technology coordination, exploration and production technology consultation and active research into new seismic data acquisition techniques. Mr. Hoover served as Vice President of the Society of Exploration Geophysicists (1990-1991) and received its Life Membership Award in 2000. Mr. Hoover holds a doctorate in physics from Kansas State University.

         MATTHEW P. MURPHY. Mr. Murphy has served the Company as a director since 1993. Until his retirement in 1991, Mr. Murphy served as an executive of NCNB Texas, now known as Bank of America (and predecessor banks), and from 1986 to 1991, Mr. Murphy served the bank as District Director-West Texas.

         TIM C. THOMPSON. Mr. Thompson has served the Company as director since 1995. Mr. Thompson, a management consultant since May 1993, was President and Chief Executive Officer of Production Technologies International, Inc. from November 1989 to May 1993.

                      MEETINGS AND COMMITTEES OF DIRECTORS

         During fiscal year ended September 30, 2002, six meetings of the Board of Directors were held which all of the respective members attended.

         The Audit Committee is a standing committee of the Board of Directors and currently consists of Messrs. Clements, Hoover, Murphy and Thompson, all of whom are independent, non-employee directors. The functions of the Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether Company assets are verified and safeguarded; to review and approve external audits; to review audit fees and the appointment of independent public accountants; and to review non-audit services provided by the independent public accountants. The Committee held six meetings during fiscal year ended September 30, 2002. All members attended these meetings except that one Director was absent from one meeting. For additional information, see "Report of the Audit Committee".

         The Compensation Committee currently consists of Messrs. Brown, Clements, Murphy and Thompson, all of whom are non-employee directors. The function of the Committee is to determine compensation for the officers of the Company that is competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business. The Committee held two meetings during fiscal year ended September 30, 2002. All members attended these meetings.

                             MANAGEMENT COMPENSATION

         The compensation levels of the Company are believed to be competitive and in line with those of comparable companies and to align the interests of the Company's employees with those of its stockholders through potential stock ownership.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) the Company's Chief Executive Officer during the fiscal year ended September 30, 2002, and (ii) those of the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 2002 (collectively, the "Named Officers"), for services rendered to the Company during fiscal years 2000, 2001 and 2002.

                                                                                                                 LONG TERM
                                                                                                               COMPENSATION
                                                                     ANNUAL COMPENSATION                          AWARDS
                                                                                                                SECURITIES
                                                       ------------------------------------------------         UNDERLYING
                                     FISCAL                                                OTHER ANNUAL           OPTIONS
NAME AND PRINCIPAL POSITION           YEAR               SALARY           BONUS (1)        COMPENSATION       (NO. OF SHARES)
---------------------------          ------            ----------         ---------        ------------       ---------------
L. Decker Dawson                      2002              $ 85,500           $23,044             $---                 ---
Chief Executive Officer               2001               102,737            16,648              ---                 ---
                                      2000               146,035            18,246              ---                 ---

Stephen C. Jumper                     2002              $140,250           $23,044             $---               10,000
President, Chief Operating            2001               123,582            11,098              ---               10,000
  Officer                             2000                88,967            12,164              ---                 ---

Howell W. Pardue                      2002              $102,750           $19,203             $---               10,000
Executive Vice President              2001               107,028            13,873              ---               10,000
                                      2000               107,016            15,205              ---                 ---

C. Ray Tobias                         2002              $102,750           $19,203             $---               10,000
Executive Vice President              2001                98,329            11,098              ---               10,000
                                      2000                89,675            12,164              ---                 ---

Edward L. Huff                        2002              $102,000           $15,363             $---               10,000
Vice President                        2001                97,060            11,098              ---               10,000
                                      2000                89,560            12,164              ---                 ---

(1) Any bonus that might be paid for fiscal 2002 is not yet calculable and, in accordance with Securities and Exchange Commission regulations, will be reported in the proxy statement for the annual meeting of stockholders for fiscal 2003.

         The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended September 30, 2002, and unexercised options held at September 30, 2002 by each of the named executive officers.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002
                        AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF                  VALUE OF
                                                                           UNEXERCISED                UNEXERCISED
                                                                           OPTIONS AT                IN-THE-MONEY
                                                                            9/30/02                   OPTIONS AT
                                                                          EXERCISABLE/                9/30/02(1)
                     SHARES ACQUIRED                 VALUE                UNEXERCISABLE              EXERCISABLE/
      NAME            ON EXERCISE                  REALIZED              (NO. OF SHARES)             UNEXERCISABLE
      ----            -----------                  --------              ---------------             -------------
Stephen C. Jumper          ---                        ---                 21,250/23,750                  $0/$0
Howell W. Pardue           ---                        ---                  6,250/18,750                  $0/$0
C. Ray Tobias              ---                        ---                 21,250/23,750                  $0/$0
Edward L. Huff             ---                        ---                 21,250/23,750                  $0/$0

(1) The closing price per share on September 30, 2002, was $5.24 as reported by the Nasdaq National Market.

         DEFINED BENEFIT PLANS AND OTHER ARRANGEMENTS. Long-term incentive compensation for senior executive officers is not a policy of the Company. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for its 401(k) Plan and its Incentive Stock Option Plans. The Company terminated its Employee Stock Purchase Plan as of January 1, 2002. All of these plans are described below.

         Directors who are not also employees of the Company receive $1,000 per month and 500 shares of Common Stock per year for serving as directors.

COMPENSATION PLANS

         STOCK OPTION PLANS. The Dawson Geophysical Company 2000 Incentive Stock Plan provides 500,000 shares reserved for issuance. The 2000 Plan contains up to 50,000 of such shares which may be awarded and issued as additional compensation to key employees, officers and non-employee members of the Board of Directors of the Company with or without payment therefor. The 2000 Plan covers a ten-year period through January 12, 2009. Options under the 2000 Plan are granted at an exercise price equal to the market price of the stock on the date of grant. Each option that is granted is exercisable after the period or periods specified in the option agreement, but prior to the expiration of five years after the date of grant. Commencing one year after date of grant, optionees may purchase up to one-fourth of the shares covered by a particular grant, and each option becomes exercisable with respect to an additional one-fourth of the shares covered in each of the next three years.

         During fiscal 2002, no shares of the Common Stock were issued pursuant to the exercise of options granted under the 2000 Plan. During fiscal 2002, options to purchase 98,000 shares of common stock were granted to employees of the Company under the 2000 Plan. As of November 29, 2002, the total number of shares covered by outstanding options was 319,000.

         401(K) PLAN. Effective January 1, 2002, the Company initiated a 401(k) plan as part of its employee benefits package in order to retain quality personnel. During 2002, the Company elected to match 100% of employee contributions up to a maximum of 5% of the participant's gross salary. The Company's matching contributions for fiscal 2002 were approximately $259,000.

         STOCK PURCHASE PLAN. The Stock Purchase Plan described was dissolved effective January 1, 2002. The Board of Directors of the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan") effective January 1, 1983, in which eligible employees elected to purchase, through payroll deductions, shares of the Company's Common Stock and thereby increase their proprietary interest in the Company. Pursuant to the Purchase Plan, the Company contributed one dollar (before Social Security and withholding taxes) for each dollar contributed by an eligible employee to purchase Common Stock for the employee's account up to 5% of the employee's annual salary. As of September 30, 2002, no named executive officers participated in the Purchase Plan. On a bi-weekly basis, the Company matched the participants' percentage of contributions and directed the purchase of shares of the Company's Common Stock. There were no vesting requirements for the participants. The Company contributed $240,328, $223,360, and $56,119 to the Purchase Plan during the fiscal years 2000, 2001 and 2002, respectively.

                     BOARD REPORT ON EXECUTIVE COMPENSATION

         Compensation for executive officers is based on the principle that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business, and to provide rewards which are closely linked to the Company and individual performance.

         Executive compensation is based on performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximizing the development of each individual, and continually improving the environmental quality of its services and operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee makes recommendations regarding compensation subject to approval of the entire Board of Directors.

                          REPORT OF THE AUDIT COMMITTEE

To the Stockholders of Dawson Geophysical Company:

It is the responsibility of the members of the Audit Committee to contribute to the reliability of the Company's Financial Statements. In keeping with this goal, the Board of Directors adopted a written charter in May 2000 (attached to this proxy statement as Exhibit A) to govern the Audit Committee. Upon evaluation of the charter's adequacy in 2002, the Audit Committee is satisfied. In addition to written consent, the Audit Committee met six times during fiscal 2002. The members of the Audit Committee are independent directors.

The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at KPMG LLP, as required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants that firm's independence from the Company and its management. The Audit Committee has concluded that non-audit services provided by KPMG LLP do not result in conflict in maintaining that firm's independence.

            Audit fees billed to the Company by KPMG LLP during the Company's 2002 fiscal year for the audit of the Company's annual financial statements and the review of those financial statements included in the Company's quarterly reports of Form 10-Q totaled approximately $42,000. The Company was billed approximately $5,350 by KPMG LLP for tax related services. The Company has obtained no other services from KPMG LLP.

            Based on reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements for fiscal 2002 be included in the Company's Annual Report on Form 10-K.

December 4, 2002                             Audit Committee

                                             Matthew P. Murphy
                                             Calvin C. Clements
                                             Gary M. Hoover
                                             Tim C. Thompson


                                PERFORMANCE GRAPH

         The following graph compares the five-year cumulative total return of the Company's Common Stock as compared with the S&P 500 Stock Index and a peer group made up of companies in the Value-Line Oilfield Services Industry Index. The Oilfield Services Index consists of far larger companies that perform a variety of services as compared to land-based acquisition and processing of seismic data performed by the Company.




                              [GRAPH APPEARS HERE]


DAWSON GEOPHYSICAL CO.

                                                 Cumulative Total Return
                                 ------------------------------------------------------
                                 9/97      9/98      9/99      9/00      9/01      9/02
                                 ----      ----      ----      ----      ----      ----
DAWSON GEOPHYSICAL COMPANY      100.00     48.19     40.93     44.04     29.47     21.72
S & P 500                       100.00    109.05    139.37    157.88    115.85     94.88
PEER GROUP                      100.00     88.39     95.55     92.55     91.86    102.09

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of November 29, 2002, by each of the Company's Directors, by each of the Named Officers, by all executive officers and Directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock.

                                                                          AMOUNT AND NATURE OF              PERCENT
TITLE OF CLASS        NAME OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP(1)            OF CLASS
--------------        ------------------------                           -----------------------            --------
Common Stock          Pebbleton Corporation N.V.                              1,036,000 (2)                  18.95%
Common Stock          Wellington Management Company, LLP                        539,000 (3)                   9.86%
Common Stock          Quaker Capital Management                                 534,323                       9.83%
Common Stock          L. Decker Dawson                                          411,192                       7.52%
Common Stock          Dimensional Fund Advisors Inc.                            338,400 (4)                   6.19%
Common Stock          Calvin J. Clements                                         53,626                         *
Common Stock          Howell W. Pardue                                           49,500                         *
Common Stock          Stephen C. Jumper                                          39,308                         *
Common Stock          Christina W. Hagan                                         32,649                         *
Common Stock          Edward L. Huff                                             31,006                         *
Common Stock          C. Ray Tobias                                              14,525                         *
Common Stock          Tim C. Thompson                                             4,000                         *
Common Stock          K.S. Forsdick                                               3,456                         *
Common Stock          Matthew P. Murphy                                           3,000                         *
Common Stock          Frank D. Brown                                              2,254                         *
Common Stock          Paul H. Brown                                               2,000                         *
Common Stock          Share ownership of directors and
                          Executive officers as a group (13 persons)            646,516                      11.83%

-------------

*    Indicates less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise indicated, each shareholder shown in the table has sole voting and investment power with respect to all shares listed as beneficially owned by such shareholder.

(2) Pebbleton Corporation N.V. and Issam Fares have filed with the Securities and Exchange Commission a Schedule 13D reporting beneficial ownership of such shares.

(3) Wellington Management Company, LLP ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of June 30, 2002, WMC in its capacity as investment adviser, may be deemed to have beneficial ownership of 539,000 shares of common stock of Dawson Geophysical Company that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class.

(4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios".) In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over shares of Dawson Geophysical Company stock as of June 30, 2002. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

                      REPORTING OF SECURITIES TRANSACTIONS

       Ownership of and transactions in the Company's stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934. All reporting requirements have been filed in a timely manner.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has selected KPMG LLP for appointment as independent public accountants for the Company for the fiscal year ending September 30, 2003, subject to ratification by the stockholders. KPMG LLP served as independent public accountants for the Company for the fiscal year ended September 30, 2002, and representatives of that firm are expected to be present at the Annual Meeting of Stockholders. KPMG LLP will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                               NEXT ANNUAL MEETING

       The next Annual Meeting of the Company's stockholders is scheduled to be held on January 27, 2004. Appropriate proposals of stockholders intended to be presented at the 2004 Annual Meeting must be received by Ms. Paula G. Waldrop, Secretary, no later than August 6, 2003, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                  OTHER MATTERS

       Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

       STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002, BY WRITING TO THE SECRETARY, DAWSON GEOPHYSICAL COMPANY, 508 WEST WALL, SUITE 800, MIDLAND, TEXAS 79701. A COPY OF THE REPORT ALSO MAY BE OBTAINED FROM THE INTERNET AT www.sec.gov.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Paula G. Waldrop, Secretary

                                   [LOGO]
                                   DAWSON GEOPHYSICAL COMPANY
           PROXY
                                   The undersigned stockholder of Dawson
        PLEASE SIGN                Geophysical Company hereby appoints L. Decker
                                   Dawson, Tim C. Thompson, and Matthew P.
         AND RETURN                Murphy or any one or more of them, attorneys,
                                   agents and proxies of the undersigned, with
          PROMPTLY.                full power of substitution to each of them,
                                   to vote all the shares of Common Stock which
      ANNUAL MEETING               the undersigned would be entitled to vote at
     JANUARY 28, 2003              the Annual Meeting of Stockholders to be held
         10:00 A.M.                January 28, 2003, and at any adjournment or
   PETROLEUM CLUB OF MIDLAND       adjournments thereof, with all the powers the
501 WEST WALL, MIDLAND, TX 79701   undersigned would possess if personally
                                   present and voting thereat, (A) as instructed
   THIS PROXY IS SOLICITED BY      below with respect to the following matters
   THE BOARD OF DIRECTORS          and (B) in their discretion upon other
      OF THE COMPANY               matters which properly come before the
                                   meeting. UNLESS A CONTRARY INSTRUCTION IS
  Please return this proxy card    SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR
   which requires no postage if    ALL ITEMS.
      mailed in the U.S.A.
                                   1. Election of Directors:

                                      [  ] FOR all nominees listed below (except
                                           as marked to the contrary below)

                                      [  ] WITHHOLD AUTHORITY to vote for all
                                           nominees listed below

                                           Paul H. Brown, Calvin J. Clements, L.
                                           Decker Dawson, Gary M. Hoover,
                                           Stephen C. Jumper, Matthew P. Murphy,
                                           Howell W. Pardue, Tim C. Thompson and
                                           C. Ray Tobias. (INSTRUCTION: To
                                           withhold authority to vote for any
                                           individual nominee, write that
                                           nominee's name in the space
                                           provided):

                                   2. Proposal to ratify the selection of KPMG
                                      LLP as independent public accountants of the Company for the fiscal year ended September 30, 2003.

                                      [  ] For    [  ] Against

                                   The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company dated November 29, 2002.

                                   Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such.

                                                Dated
                                                      --------------------------

                                                      --------------------------

                                                      --------------------------
                                                      (Signature of Stockholder)

FROM                                                            ---------------
                                                                |  NO POSTAGE |
-----------------                                               |  NECESSARY  |
-----------------                                               |  IF MAILED  |
-----------------                                               |   IN THE    |
                                                                |UNITED STATES|
                                                                ---------------



           --------------------------------------------------------
           |  BUSINESS REPLY  MAIL                                |
           |                                                      |
           |  FIRST CLASS MAIL   PERMIT NO. 80   MIDLAND, TEXAS   |
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              POSTAGE WILL BE PAID BY ADDRESSEE


              DAWSON GEOPHYSICAL CO.
              508 WEST WALL, SUITE 800
              MIDLAND TX 79701-9976